For the period ending 06/30/2012 - Question 77Q1e - Investment Advisory Agreement with SFIMC

Amended and Restated Investment Advisory and Management Services
Agreement between Registrant and State Farm Investment Management
Corp., which is incorporated by reference herein from exhibit (d)(1) of the Registrant's post-effective amendment number twenty-eight on Form N-1A, No 333-22467 filed April 27, 2012.




For the period ending 06/30/2012 - Question 77Q1e - Sub-advisory
Agreement with BlackRock

Investment Sub-Advisory Agreement Among Registrant, State Farm
Investment Management Corp. and BlackRock Fund Advisors, which is incorporated by reference herein from exhibit (d)(2) of the Registrant's post-effective amendment number twenty-eight on Form N-1A, No 333-
22467 filed April 27, 2012.